Exhibit 10.1
AMENDMENT AGREEMENT

This Amendment Agreement (this “Amendment”) dated as of February 9, 2017, is made by and between BIOSIG TECHNOLOGIES, INC. (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively, the “Holders”).

WHEREAS, the Company and the Holders are a party to that certain Unit Purchase Agreement, dated May 26, 2016, (the “Purchase Agreement”), pursuant to which the Company issued the Purchasers units at a price of $1.75 per unit, with each unit consisting of (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) an Investor Warrant (as defined in the Purchase Agreement) to purchase one-half (0.5) of one (1) share of Common Stock at an exercise price of $2.10 per share of Common Stock (collectively the Investor Warrants that have been issued pursuant to the Purchase Agreement  are referred to here as the “Warrants”);

WHEREAS, the Company and the Holders desire the amend the Purchase Agreement and the Warrants as provided herein;

WHEREAS, (i) the Purchase Agreement may be amended upon the written consent of the Company and the Purchasers (as defined in the Purchase Agreement) holding at least 67% in interest of the Securities (as defined in the Purchase Agreement) then outstanding and (ii) the Warrants may be amended upon the written consent of the Company and the holders holding Warrants to acquire 67% of the Warrant Shares (as defined in the Warrants) issuable pursuant to the Warrants that were issued under the Purchase Agreement; and

WHEREAS, the Holders hold at least 67% in interest of the Securities outstanding on the date hereof and Warrants to acquire at least 67% of the Warrant Shares issuable pursuant to the Warrants that were issued under the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.   Modification to Warrants. The Company and the Holders hereby agree that Section 2(b) of the Warrants is hereby amended and restated in its entirety to read as follows:

“b)          Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $1.50, subject to adjustment hereunder (the “Exercise Price”).”

Section 2.   Modification to Purchase Agreement. The Company and the Holders hereby agree that:

2.1          The first and second paragraph of the recitals of the Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“WHEREAS, the Company is offering to a limited number of persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act (the “Offering”) up to 3,333,333.333 units (the “Units”), each Unit consisting of (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant to purchase one-half (0.5) of one (1) share of Common Stock, at a price per Unit of $1.50;

WHEREAS, the Units are being offered on a “best efforts” basis for aggregate gross proceeds of up to a maximum of $5,000,000;”

2.2          The definition of “Price Per Unit” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

‘“Price Per Unit” means $1.50.”’

2.3          The definition of “Units” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

‘“Units” means the Units issued pursuant to this Agreement, which shall consist of (a) one (1) share of Common Stock and (b) an Investor Warrant to purchase one half (0.5) of one (1) share of Common Stock, exercisable at a price of $1.50 per share of Common Stock for a period of three (3) years from the date of the applicable Closing (the “Warrant”).”’

Section 3.  Issuance of Additional Units. Upon the execution of this Amendment, the Company shall issue each Purchaser additional Units equal to the excess of (A) the quotient of such Purchaser’s Subscription Amount (as defined in the Purchase Agreement) divided by $1.50 minus (B) the number of Units previously issued to such Purchaser under the Purchase Agreement.

Section 4.  Binding Effect; Ratification. The Purchase Agreement and the Warrants, as amended by this Amendment, continue to be obligations of the Company and the Holders. All provisions of the Purchase Agreement and the Warrants remain in full force and effect as therein written, except as amended hereby.

Section 5.  Construction and Choice of Law. This Amendment may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Amendment shall be construed and enforced in accordance with the laws of the State of New York and applicable United States federal law.

Section 6.  Notice of Final Agreement. This Amendment embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

Executed as of the date first written above by:

COMPANY:

BIOSIG TECHNOLOGIES, INC.

By:   /s/ Kenneth Londoner
Name: Kenneth Londoner
Title: Chairman

HOLDERS:

 AMERICAN EUROPEAN INSURANCE CO.

By:  /s/ Nachum Stein
Name: Nachum Stein
Title: Chairman

NACHUM STEIN

By:  /s/ Nachum Stein
Name: Nachum Stein
Title: Self

NIRMAL ROY

By:  /s/ Nirmal Roy
Name: Nirmal Roy
Title: Self

[Signature Page to Amendment Agreement]